EXHIBIT 10.30

DEED OF AMENDMENT TO LOAN NOTE TRANSACTION DOCUMENTS

by and between

CODAOCTOPUS GROUP, INC.,

And

CCM HOLDINGS LLC

Dated: 17 October 2016

Contents

Clause

1.	Interpretation	4
2.	Consent to Amendment	4
3.	Amendment	5
4.	Representation and Warranties	5
5.	Binding Effect.	5
6.	Incorporation by Reference.	6
7.	Further Assurances.	6
8.	No Alteration.	6
9.	Electronic Signatures and Transmissions	6

THIS DEED OF AMENDMENT is dated 17 October 2016

Parties

(1)	Coda Octopus Group, Inc., a Delaware corporation, whose principal place of business is at 4020 Kidron Road, Suite #4, Lakeland, Florida 33811 (“COGI” or “Issuer”); and

(2)	CCM Holdings LLC (a New Jersey limited liability company) with its principal place of business at 376 Main Street, PO Box 74, Bedminster, NJ 07921 (“CCM” or “Noteholder”)

together “Parties” or alone “Party”

WHEREAS:-

(A)	COGI issued Loan Note Instrument on or around 21 February, 2008 constituting the issue of USD 12,000,000 Convertible Loan Notes due 21 February 2015 (each Note having a nominal value of USD100,000).

(B)	Pursuant to a Deed of Amendment dated 30 October 2015 the Parties made certain amendments to the Transaction Documents and the Issuer assumed some continuing obligations which the Parties would now like to amend.

(C)	The Transaction Documents provide for all alterations to the terms and conditions of the said Loan Notes to be by consent of the Noteholder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each Party hereto, the Issuer and the Noteholder agree to the amendments contained herein. The Parties intend that these stated modifications are binding from the Effective Date.

Agreed terms

1.	Interpretation

1.1	The definitions and rules of interpretation in this Clause apply in this Deed.

Effective Date: means October 17, 2016

Form: an application with the US Securities and Exchange Commission (SEC) in the form of either a Form 10 or Form S-1.

Parties: means COGI and CCM and a “Party” either COGI or CCM.

Transaction Documents: means the Subscription Agreement, the Loan Note Instrument, the Deed of Guarantee, the Debentures, the Floating Charges, the Lock-up Agreements, the Security Agreement, the Confidentiality Agreement, the Intercreditor Deed, and all other documents entered into in connection with any of them (and all of which were entered into on or around 21 February, 2008) and the Deeds of Amendment entered into on April 30, 2012 and August 18, 2014 respectively , Deed of Amendment dated 30 October 2015 and this Deed of Amendment.

Trading Market: the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, The Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any other similar or equivalent market.

Capitalized terms used in this Deed of Amendment (including in the Preamble) which are not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Documents.

1.2	Clause and schedule headings do not affect the interpretation of this Agreement.

2.	Consent to Amendment

2.1	The Loan Note Instrument provides for modifications to the said Loan Note Instrument and other Transaction Documents to be by consent of the Noteholder and the Issuer.

2.2	By signing this Deed of Amendment the Issuer and the Noteholder consent to the modifications documented in this Deed of Amendment.

2.3	With effect from the Effective Date the Transaction Documents shall be construed as including this Deed of Amendment and the definition of Transaction Documents shall be amended from the Effective Date accordingly.

3.	Amendment

MODIFICATIONS TO CERTAIN COVENANTS AND AGREEMENTS SET FORTH IN DEED OF AMENDMENT DATED 30 OCTOBER 2015 AND WHICH IS ATTACHED FOR EASE OF REFERENCE

3.1	In consideration for promises and covenants, the Noteholder consents to the Amendment as set out in Clause 3.2.

3.2	Clauses 4.3, 4.4 and 4.8 of the Deed of Amendment dated 30 October 2015 and entered into between the Parties hereto, are deemed deleted in their entirety. Consequently the Issuer is under no obligation to file the Form pursuant to Clause 4.3 or maintain the filing pursuant to Clause 4.4 or list its Common Stock on a Trading Market pursuant to Clause 4.8.

4.	Representation and Warranties

5.1	The Noteholder represents that it is the lawful owner of the Notes and that an Extraordinary Resolution authorising it to enter into this Deed has been passed and duly signed and authorised on or before the date hereof.

5.2	The Noteholder further represents that in entering into this Deed of Amendment it has the right, power and authority to do so and more particularly to agree to the modifications of the obligations of COGI under the Loan Note Instrument and no further authorization or consents are required to enter into this Deed of Amendment under which the rights of the Noteholder against COGI are being modified.

5.	Binding Effect.

Each of the Parties undertake that they are authorized to enter into this Agreement and when executed will be legally binding on each of the Parties hereto.

6.	Incorporation by Reference.

The following provisions contained in the Loan Note Instrument shall be deemed incorporated by reference herein and shall be read and construed as separately and directly applicable to this Agreement:

(a) Condition 8 (LAW).

7.	Further Assurances.

Each of the Parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Deed.

8.	No Alteration.

All other terms and conditions of the Loan Note Instrument and the Transaction Documents shall remain unaltered.

9.	Electronic Signatures and Transmissions

This Deed may be transmitted in electronic format and shall not be denied legal effect because it was formed or transmitted in whole or in part, by electronic means. An electronic, digital or electronically transmitted signature (collectively, Electronic Signature”) will be deemed an acceptable original for purposes of consummating this Deed and binding the party providing such Electronic Signature.

IN WITNESS whereof this Deed has been duly executed the day and year first before written.

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Executed as a deed by Coda
Octopus Group, Inc., acting by
Annmarie Gayle, a director, and Geoff
Turner, a director

/s/ Annmarie Gayle
ANNMARIE GAYLE
Director

/s/ Geoff Turner
GEOFF TURNER
Director

Executed as a deed by CCM
Holdings LLC acting by John W.
Galuchie, Jr. Managing Member, in
the presence of:	/s/ John Galuchi, Jr.
John Galuchie, Jr.
Managing Member

/s/

Signature of witness
Executive Assistant

Title:
Piper Sheldon
Name:
Address: